UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

RESOURCE AMERICA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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The following communication was sent to the employees of Resource America, Inc. on May 23, 2016:

Last night, Resource America agreed to be acquired by C-III Capital Partners for $9.78 per share or approximately $207 million in total. C-III is an investment manager and commercial real estate services company led by Andrew Farkas, a venerable real estate investor who has a 30-year track record of acquiring and enhancing businesses and helping them flourish.

This transaction is extremely positive for all Resource America stakeholders. It provides our stockholders with significant and immediate cash value and our employees a tremendous platform to continue to grow and flourish. C-III is a highly regarded organization with outstanding leadership, deep commercial real estate expertise and an experienced and talented management team.

I cannot overstate the pride I have in the Resource America team and all that we have achieved, and I have total confidence you will continue to do so. Many of us have worked together for years and several of you have worked with me my entire professional career, and with my father for years before that. Ed and I truly believe that this transaction should put the company in a position to reach a new level of excellence and I know that you are up to that challenge.

I realize that you have many questions, and we will address them. Today at 9:00 A.M. in New York, at 1845 Walnut Street and at the Navy Yard, we will have group sessions to discuss the transaction. Later in the day senior management members of C-III will be coming to our New York office and to Philadelphia and will be available to meet you, tell you more about C-III and answer your questions about them.

The transaction is expected to close late in the third quarter or early in the fourth quarter. I thank you for all of your efforts on behalf of Resource America in the past, and am excited for its – and your - future.

Sincerely,

Jonathan Z. Cohen

Additional Information and Where to Find it

Resource America intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Resource America stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

Resource America and C-III and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Resource America investors and security holders in connection with the contemplated transactions. Information about Resource America’s directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that the Company intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Resource America, C-III and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Resource America and its subsidiaries. Resource America and C-III caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Resource America stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Resource America and its management; the effect of announcement of the transaction on Resource America’s ability to retain and hire key personnel and maintain relationships with any entities that it manages, suppliers and other third parties; difficult global economic and capital markets conditions; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Resource America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in Resource America’s Quarterly Reports on Form 10-Q and other documents filed by Resource America with the SEC after the date thereof. Resource America and C-III make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.